UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices) (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2007, the Board of Directors of UTStarcom, Inc. (the “Company”) approved an amendment to Article III, Section 3.2 of the Company’s bylaws to change the authorized number of directors of the Company from seven to a range of from six to eight, with the exact number to be set by resolution of the Board of Directors from time to time.  The amended bylaw provision reads in full as follows:

“3.2 NUMBER OF DIRECTORS

The number of directors shall be not less than six (6) and no more than eight (8), with the exact number of directors between the stated minimum and maximum to be fixed from time to time by resolution of a majority of the Board of Directors then in office.  No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.”

Item 8.01 Other Events.

On July 19, 2007, UTStarcom, Inc., a Delaware corporation (the “Company”), announced in the press release attached hereto as Exhibit 99.1, that the Company is soliciting consents from the holders of its convertible subordinated notes due 2008 (the “Notes”) to a proposed waiver under and proposed amendments to the indenture pursuant to which the Notes were issued (the “Indenture”).  The proposed waiver would provide that any default or event of default that may have occurred prior to the date the proposed amendments and waiver become effective (the “Effective Date”), as a result of any failure by the Company to comply with certain covenants in the Indenture, including covenants relating to reports and other information required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and copies of such reports, other information and certificates of compliance required to be delivered to the trustee, be waived.  The proposed amendments would provide that a failure by the Company to comply with such covenants during the period from and including the Effective Date to maturity of the Notes will not cause a default or an event of default under the Indenture.  The consent solicitation will expire at 5 p.m. New York City time on Thursday, July 26, 2007, unless extended or earlier terminated.  The consent solicitation statement delivered to holders of the Notes and the related form of letter of consent are attached hereto as exhibits and are incorporated herein in their entirety.

FACTORS AFFECTING FUTURE OPERATING RESULTS - RISKS RELATED TO OUR COMPANY:

In addition to the risk factors described below, the Company also refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Our success is dependent on continuing to hire and retain qualified personnel, including for senior management positions, and if we are not successful in attracting and retaining this personnel and in managing key employee turnover, our business will suffer.

The success of our business depends in significant part upon the continued contributions of key technical and senior management personnel, many of whom would be difficult to replace.  In particular, our success depends in large part on the knowledge, expertise and services of Hong Liang Lu, our Chief Executive Officer, Peter Blackmore, our President and Chief Operating Officer, Francis P. Barton, Executive Vice President and Chief Financial Officer, and Philip Christopher, President and Chief Executive Officer of our Personal Communications Division.  The loss of any key employee, the failure of any key employee to perform satisfactorily in his or her current position or our failure to attract and retain other key technical and senior management employees could have a significant negative impact on our operations.  We have had significant changes within our senior management team recently, and our current senior management team as a whole does not have the same degree of experience in China as our senior management had in the past.  If our current senior management cannot maintain and /or establish key relationships with customers, governmental entities and others in China, our business in China may decline significantly and our financial condition and results of operations may be significantly harmed.

Notwithstanding the restructuring of our workforce, to effectively manage our operations, we will need to recruit, train, assimilate, motivate and retain qualified employees both locally and internationally.  Competition for qualified employees is intense, and the process of recruiting personnel in all fields, including technology, research and development, sales and marketing, administration and management with the combination of skills and attributes required to execute our business strategy can be difficult, time-consuming and expensive.  As we grow globally, we must implement hiring and training processes that are capable of quickly deploying qualified local residents to knowledgeably support our products and services.  Alternatively, if there is an insufficient number of qualified local residents available, we might incur substantial costs in recruiting foreign employees to service new global markets.  For example, we have historically experienced difficulty finding qualified accounting personnel knowledgeable in both U.S. and Chinese accounting standards who are Chinese residents.  If we fail to attract, hire, assimilate or retain qualified personnel, our business would be harmed.  Competitors and others have in the past, and may in the future, attempt to recruit our employees.  In addition, companies in the telecommunications industry whose employees accept positions with competitors frequently claim that the competitors have engaged in unfair hiring practices.  We may be the subject of these types of claims in the future as we seek to hire qualified personnel.  Some of these claims may result in material litigation and disruption to our operations.  We could incur substantial costs in defending ourselves against these claims, regardless of their merit.

Sales in China have historically accounted for a material portion of our total sales, and our business, financial condition and results of operations are to a significant degree subject to economic, political and social events, and the performance of our senior management team, in China.

A significant portion of our net sales has historically occurred in China.  While we have expanded into other markets, we have made substantial investments in China and, therefore, our business, financial condition and results of operations are to a significant degree subject to economic, political, legal and social developments and other events in China.  In addition, we have had significant changes within our senior management team recently, and our current senior management team as a whole does not have the same degree of experience in China as our senior management team had in the past. If our current senior management in China cannot maintain and /or establish key relationships with customers, governmental entities and others in China, our business in China may decline significantly.  If our business in China declines, our financial condition and results of operations may be significantly harmed.

We have incurred net losses in the past and will need to renew our lines of credit in China, refinance our convertible subordinated debentures, and transfer cash from our subsidiaries in China to have sufficient cash resources and liquidity to finance our anticipated working capital and capital expenditure requirements. Our ability to accomplish these actions is not assured, and our ability to raise funds for other purposes is uncertain.

A majority of our current cash and short-term investments to meet our liquidity requirements is held by our subsidiaries in China. China imposes currency exchange controls on transfers of funds outside of China; such controls limit transfers of approximately $200 million of our net assets outside of China without first obtaining the consent of the Chinese government. Additionally, available credit facilities in China available for working capital purposes and in support of letters of credit and corporate guarantees expire principally in November and December 2007 or earlier, by limiting our access to existing facilities due to changes in our credit rating as determined by the lenders.  In addition, we also have outstanding long-term debt outside of China in the form of our convertible subordinated notes with a principal balance of $274.6 million that matures in March 2008.

We plan to maintain adequate liquidity levels by renewing our lines of credit in China, refinancing the existing long-term debt, and transferring cash from China as necessary to provide funds to meet liquidity needs in the rest of the world.  However, we do not currently have sufficient cash reserves outside of China to pay the $274.6 million principal amount of our convertible subordinated notes maturing in March 2008, and we expect our recent financial performance and financial position will cause the lenders to reduce the total available credit facilities when we negotiate renewals of these lines of credit in late 2007. The Company believes it has sufficient amount of cash to maintain adequate liquidity for the next 12 months. However, it may be necessary for us to make significant changes to our business plan to maintain adequate liquidity for at least the next 12 months in the event of various matters, such as:

•                  changes in financial market conditions or our business condition that could limit our access to existing credit facilities or make planned refinancings more costly or even unfeasible;

•                  changes in China’s currency exchange control regulations that could limit our ability to access cash in China to meet liquidity requirements outside of China; and

•                  an inability to achieve planned operating results that could increase liquidity requirements beyond those considered in our financial plans.

We may desire to raise additional funds for purposes not presently included in our financial plans such as to develop new or enhanced products, respond to competitive pressures, take advantage of acquisition opportunities or raise capital for strategic purposes. There is no assurance that additional financing for these or other purposes would be available on acceptable terms or at all. If we raise additional funds through the issuance of equity securities, our stockholders will experience dilution of their ownership interest, and the newly issued securities may have rights superior to those of our common stock.  If we raise additional funds by issuing debt, our ability to meet our debt service obligations will be dependent upon our future performance, which will be subject to financial, business and other factors affecting our operations, many of which are beyond our control, and we may be subject to limitations on our operations and our leverage may increase.  The degree to which we are leveraged could materially and adversely affect our ability to obtain financing for working capital, acquisitions or other purposes and could make us more vulnerable to industry downturns and competitive pressures.

Our ability to meet our obligations under the terms of our outstanding convertible notes and to continue operations may be compromised if we are unable to transfer funds from our Chinese operations if and as needed.

We do not currently have sufficient cash reserves outside of China to pay the principal amount of our outstanding Convertible Notes, which obligations may become immediately due if an Event of Default were to occur and the trustee or holders of not less than 25% in aggregate principal amount of outstanding Notes were to declare the full principal amount of all outstanding Notes to be immediately due and payable. Because we are limited by the Chinese government’s imposition of currency exchange controls on transfer of funds outside of China, it may be time-consuming, difficult and/or expensive for us to transfer funds from China to repay the Notes. As a result, if an Event of Default on the Notes were to occur, we may not have sufficient cash resources to repay the Notes and to continue operations without seeking new financing arrangements. We cannot be certain that additional financing for these purposes would be available on acceptable terms or at all, and if such financing is not available, our business could be seriously harmed.

We face risks related to pending governmental or regulatory inquiries.

We received notice of a formal inquiry by the staff of the Securities & Exchange Commission (“SEC”) into certain aspects of our financial disclosures during prior reporting periods and certain other issues.  In addition, in December 2005, the U.S. Embassy in Mongolia informed us that it had forwarded to the Department of Justice (“DOJ”) allegations that an agent of our Mongolia joint venture had offered payments to a Mongolian government official in possible violation of the Foreign Corrupt Practices Act (“FCPA”).  We, through our Audit Committee, authorized an independent investigation into possible violations of the FCPA, and we have been in contact with the DOJ and SEC regarding this investigation.  The investigation has identified possible FCPA violations in Mongolia, Southeast Asia, India and China, as well as possible violations of U.S. immigration laws.  At this time, we cannot predict when any inquiry will be completed or what the outcome of any inquiry will be.  These inquiries could harm relationships with existing customers and our ability to obtain new customers and partners.  If the SEC or the DOJ makes a determination that we have violated federal laws, we may face sanctions including, but not limited to, fines, disgorgement and an injunction.  Additionally, such a determination by the SEC or the DOJ could adversely affect our business, results of operations, financial position and cash flow, and ultimately our stock price.

We have also been in communication with the SEC regarding our voluntary review of our historical equity award grant practices. Although we have now completed our voluntary review, it is possible that the SEC may question the findings of our review or initiate its own review into related matters.

It is possible that the findings and outcome of any of these inquiries may affect other lawsuits that are pending.  These inquiries could divert management attention and resources, which could harm our business.

The matters relating to the Governance Committee’s and management’s review of our past stock option granting practices and the restatement of our consolidated financial statements may otherwise adversely impact our business.

As a result of our delayed filing of our Quarterly Report on Form 10-Q for the quarters ended September 30, 2006 and March 31, 2007 as well as our 2006 Annual Report on Form 10-K, we will be ineligible to register our securities on Form S-3 for sale by us or resale by others until one year from the date the last delinquent filing is made. We may use Form S-1 to raise capital, but doing so could increase transaction costs and the time required to complete such transactions.

Employees who were awarded options at a discount from fair market value and were totally or partially unvested as of December 31, 2004, may be subject to a penalty tax under Internal Revenue Code Section 409A and corresponding state taxes. We are considering certain actions, which we believe would be in the best interests of our stockholders and employees, that might substantially reduce or eliminate the federal and state penalty taxes. However, there is no guarantee that we will be successful in developing effective measures to address employees’ adverse tax consequences, and any such measures may cause us to incur additional cash or noncash compensation expense. Furthermore, such measures, or the failure of such measures, may require us to incur substantial expenses for legal, accounting, tax and other professional services and may divert management’s attention from our business, which could in the future harm our business, financial condition, results of operations and cash flows.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release entitled “UTStarcom Commences Noteholder Consent Solicitation.”
99.2	Second Consent Solicitation Statement dated July 19, 2007 relating to the Company’s Convertible Subordinated Notes due 2008.
99.3	Letter of Consent relating to the Company’s Convertible Subordinated Notes due 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: July 19, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

99.1	Press Release entitled “UTStarcom Commences Noteholder Consent Solicitation.”

99.2	Consent Solicitation Statement dated July 19, 2007 relating to the Company’s Convertible Subordinated Notes due 2008.

99.3	Letter of Consent relating to the Company’s Convertible Subordinated Notes due 2008.